Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 15, 2017 relating to the consolidated financial statements of Chicken Soup for the Soul Entertainment, Inc. and Subsidiary for the year ended December 31, 2016.

/s/ Rosenfield and Company, PLLC

Orlando, Florida

March 16, 2018